UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

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MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, Anita L. Shull informed the Board of Directors of Millennium Bankshares Corporation (the “Company”) that she will be resigning as Executive Vice President and Chief Operating Officer of the Company effective March 31, 2007. She will also be resigning as President and Chief Operating Officer of Millennium Bank, a wholly owned subsidiary of the Company (the “Bank”), on the same date.

Ms. Shull will serve as a consultant to the Bank following her resignation. Her term as a consultant will be as needed by the Bank’s management and is expected to coincide with the transition to her replacement. Ms. Shull will receive compensation in the amount of $125 per hour for her service and the reimbursement of reasonable expenses. She will also receive a post-employment extension of employee benefits, as permitted by the Company’s employee benefit plans and applicable laws and regulations.

In connection with her resignation, the Executive Employment Agreement dated as of May 27, 2004 (the “Agreement”) that she had entered into with the Company will be terminated as of March 31, 2007, except for those provisions that relate to post-employment restrictions, including non-competition, non-interference and non-solicitation clauses. The Agreement provides for Ms. Shull’s service in the positions noted above and is for an initial three-year term, with automatic one-year renewals thereafter. The Agreement initially fixed her base annual salary at $150,000, with subsequent increases at the discretion of the Board of Directors of the Bank. The Agreement also allows for Ms. Shull’s participation in the Millennium Bank, N.A. Executive Incentive Compensation Plan, wherein her “target bonus” is 25% of her base salary, subject to the terms of the plan.

The Agreement also provides for severance payments upon the termination of employment in certain circumstances, subject to conditions specified in the Agreement. There are no severance payments to be made by the Company to Ms. Shull in connection with the resignation described above.

A detailed description of the terms of the Agreement was included in the Company’s proxy statement for the 2006 annual meeting of shareholders, as filed with the Securities and Exchange Commission on August 25, 2006.

Also in connection with her resignation, the Company has agreed to vest all stock options that Ms. Shull holds, as of March 31, 2007, to the extent that they had not previously vested. All stock options that she holds will now expire the later of December 31, 2007 or the date that the options will otherwise expire according to their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

(Registrant)

Dated: March 28, 2007                                                        By:          /s/Carroll C. Markley

Carroll C. Markley
Chairman and
Chief Executive Officer